Exhibit 5.1

ROSENFELD ROBERSON JOHNS & DURRANT

ATTORNEYS AT LAW
6725 VIA AUSTI PARKWAY
OF COUNSEL	SUITE 200	(702) 386-8637
MICHAEL C. “NICK” NIARCHOS	LAS VEGAS, NEVADA 89119	FAX (702) 385-3025
http://www.lawrosen.com

June 7, 2006

Via Fed-Ex Delivery

Think Partnership Inc.

28050 US 19 North

Suite 509

Clearwater, Florida 33761

Re:                               Think Partnership Inc. Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to Think Partnership Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and the prospectus contained therein (the “Prospectus”) with respect to the proposed sale by the selling shareholders named therein (the “Selling Shareholders”) of up to Fifty-Three Million Two Hundred Eighty-One Thousand Five Hundred Eleven (53,281,511) shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”). The Shares consist of an aggregate of Twelve Million Five Hundred Twenty-Five Thousand Nine Hundred (12,525,900) shares (the “Issued Shares”) of Common Stock currently outstanding and beneficially owned by the Selling Shareholders, up to Twenty Million Eight Hundred Eighty Thousand Six Hundred Eleven (20,880,611) shares of Common Stock (the “Earnout Shares”) issuable to selling shareholders upon meeting certain conditions pursuant to earnout provisions of the acquisition agreements (each an “Acquisition Agreement”) set forth on Exhibit 5 attached to the Officer’s Certificate (as defined below), up to Thirteen Million Two Hundred Fifty Thousand (13,250,000) shares of Common Stock (the “Conversion Shares”) issuable upon conversion of shares of Series A convertible preferred stock, and up to Six Million Six Hundred Twenty-Five Thousand (6,625,000) shares (the “Warrant Shares”) issuable upon the exercise of outstanding warrants (the “Warrants”) held by certain of the Selling Shareholders. In connection with the registration of the Shares, you have requested our opinion with respect to the matters set forth below.

For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined and relied upon the originals or copies certified or otherwise provided by the Company and identified to our satisfaction of: (i) the Company’s Articles of Incorporation, as

amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; (iv) the Officer’s Certificate dated as of June 6, 2006, executed by Scott P. Mitchell attached hereto as Exhibit B, including the exhibits attached thereto (collectively, the “Officer’s Certificate”); and (v) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of those documents submitted to us as copies. We have assumed the Registration Statement is the only material document governing this transaction and that the representations and warranties made by the Company in the Officer’s Certificate are true and accurate and complete as of the date thereof.

On the basis of, and in reliance upon, the foregoing, and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that:

1.                                       The Issued Shares being registered for resale by the Selling Shareholders under the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable;

2.                                       The Earnout Shares being registered for resale by the Selling Shareholders under the Registration Statement have been duly authorized and, when issued, delivered and paid for in accordance with the corresponding Acquisition Agreement, will be validly issued, fully paid and nonassessable;

3.                                       The Conversion Shares being registered for resale by the Selling Shareholders under the Registration Statement have been duly authorized and, when issued, delivered and paid for in accordance with the certificate of designations, preferences and rights of the Series A convertible preferred stock, will be validly issued, fully paid and nonassessable; and

4.                                       The Warrant Shares being registered for resale by the Selling Shareholders under the Registration Statement have been duly authorized and, when issued, delivered and paid for in accordance with the Warrants, will be validly issued, fully paid and nonassessable.

The foregoing opinions are subject to the following additional qualifications and limitations:

(A)      Our opinions are limited to the laws of the State of Nevada, as currently in effect. We do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to laws other than the laws of the State of Nevada in effect on the date hereof as they presently apply. We assume no duty to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention with regard to the laws of the State of Nevada or any other state other than the State of Nevada.

(B)      With respect to all factual matters in the opinions above, we have relied, and you have agreed that we may rely, solely on the Officer’s Certificate.

(C)      We have made no independent investigation as to the accuracy or completeness of any representation, warranty, data or other information, written or oral, made or furnished in connection with the transactions contemplated by the Registration Statement, but we have relied solely upon representations and warranties as to factual matters made by the Company.

(D)      The opinions are rendered based upon our interpretation of existing law and are not intended to speak with reference to standards hereinafter adopted or evolved in subsequent judicial decisions by courts. Additionally, we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

(E)      The opinions expressed herein are limited solely to those matters set forth above, and we specifically do not render any opinions pertaining to any matter not expressly stated herein.

(F)      The opinions contained herein are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, anti-deficiency, and other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles (including, without limitation, the federal Bankruptcy Code and the Uniform Fraudulent Transfers Act as adopted as Chapter 112 of Nevada Revised Statutes, it being understood that no opinion is rendered hereby with respect to the issue of fraudulent conveyances) and the exercise of judicial discretion in accordance with general principles of equity (whether considered in a proceeding in equity or at law).

(G)      The opinions expressed herein are rendered upon the assumption that the Acquisition Agreements are each valid, binding, and enforceable against the parties thereto.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto.

This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement as described above. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

Sincerely,

ROSENFELD ROBERSON JOHNS & DURRANT

/s/ Efrem A. Rosenfeld, Esq.
Efrem A. Rosenfeld, Esq.

Enclosures